CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)


Tuesday   May 5, 2020



Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

My Dear Shareholders of Access-Power & Co., Inc. and esteemed
Commissioners of the SEC, please accept this letter for your review.

ACCR asset certification as of May 5, 2020:

CASH ON HAND:  $6,142.69
Pre-Paid Inventory:  $2,000.00 - hollistic seeds and the ACCR vehicle
__________________________________
TOTAL ACCR ASSETS:  $8,142.69 as of May 4, 2020

TOTAL ACCR DEBT:  $0.00

Anticipated Director/ACCR funds:  $3,200.00 per month for the next
4 months.
Anticipated monthly cash burn rate over the next 4 months:  $500.00

SSA.GOV final closing:  very soon please GOD.

Our business plan goals effective May 5, 2020:

1.  Find a MM to help us file a Form 211 with FINRA
2. Find a reverse merger deal and then file a FORM 10 w/ audited PCAOB financials. If STEPHANE returns, then our previous merger agreement would be REINSTATED.
3.  Find a new Corporate attorney
4.  Reach out to STEPHANE and beg him to come back, because
     I made a mistake yesterday. On May 11, 2020...I was scheduled for a 4 cervical ACDF c4-c7 Spinal Cord surgery. I cancelled it recently, and believe with all my personal stressors that my decision making requires support. Everyone in life should have a guardian angel.

I remain guardian of our Treasury shares until this Merger is effected. The world and decisions change every day. There are always roadblocks in life. There are challenges and choices we must make every day. I have made past mistakes, however...
I see good cash clarity for the Company. The decisions that I am making today...are for the good of the Corporation.

ACCR Sharestructure remains today:

AS 300,000,000 shares
OS 300,000,000 shares
Patrick all restricted book entry with lock up:  186,984,379 shares

https://www.otcmarkets.com/stock/ACCR/security

Finally, there is one very important revision to my forecast on getting to PINK CURRENT tier with OTC Markets...the upgrade may NOT occur until 2021.

Please accept my apologies for overnight changes to our business plan and forecast.

Our journey continues on...GO ACCR!!!

All the best,

Patrick J Jensen
Director of ACCR
Access-Power & Co., Inc.
Tuesday   May 5, 2020



The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.